Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-192150) of Twitter, Inc. of our report dated March 6, 2014, relating to the financial statements and financial statement schedule of Twitter, Inc., which appears in this Form 10-K.

PricewaterhouseCoopers LLP
San Jose, California
March 6, 2014